UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


      November 23, 2005                   333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        52-2243048
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       347 Bay Street
                         Suite 408
                  Toronto, Ontario M5H 2R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9790
    (Registrant's telephone number, including area code)




Item 5.02    Departure of Directors or Principal Officers;
             Election of Directors; Appointment
             of Principal Officers.

     The Board of Yukon Gold Corporation, Inc. (the
"Company") accepted the resignation of Rene Galipeau as Director and CFO on November 17, 2005. Mr. Galipeau stated that his resignation was due to personal reasons and other commitments that made it difficult for him to continue to serve the Company. There were no disagreements between the Company and Mr. Galipeau with respect to the Company's operations, policies or practices.

     The Board of the Company also on November 17, 2005 appointed Rakesh Maholtra as CFO to fill the vacancy left by
Mr. Galipeau.   Mr. Maholtra is a US certified public
accountant and a Canadian Chartered Accountant with experience in implementing cost savings, negotiating contracts and increasing profitability for international firms. Mr. Maholtra brings a broad knowledge of Canadian and U.S. GAAP and GAAS and International Accounting Standards.

     The Board of the Company invited Mr. Chet Idzeszac to fill a vacancy on the Board. Mr. Idzeszac accepted this invitation and became a director as of November 16, 2005. Mr. Idziszek holds a Master of Applied Sciences degree from McGill University and has worked as a manager and senior geologist for a number of international mining companies since 1971. In 1990, he received the "Mining Man of the Year" award and he also received the prestigious "Prospector of the Year Award for 1994".


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          YUKON GOLD CORPORATION, INC.


Date: November 23, 2005   By: /s/Lisa Lacroix
                              Name:   Lisa Lacroix
                              Title:  Secretary